Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Acushnet Holdings Corp. hereby constitute and appoint Tessa N. Judge, Chad M. Van Ess and Kristen L. Foley and each of them, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his or her capacity as a director or officer of the registrant, to the Annual Report as filed with the Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ DAVID MAHER	President and Chief Executive Officer (Principal Executive Officer)	February 27, 2026
David Maher

/s/ SEAN SULLIVAN	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 27, 2026
Sean Sullivan

/s/ NICK MOHAMED	Vice President, Controller (Principal Accounting Officer)	February 27, 2026
Nick Mohamed

/s/ YOON SOO YOON	Chairman	February 27, 2026
Yoon Soo Yoon

/s/ LEANNE CUNNINGHAM	Director	February 27, 2026
Leanne Cunningham

/s/ GREGORY HEWETT	Director	February 27, 2026
Gregory Hewett

/s/ HO YEON LEE	Director	February 27, 2026
Ho Yeon Lee

/s/ JAN SINGER	Director	February 27, 2026
Jan Singer

Signatures continued on next page

/s/ STEVEN TISHMAN	Director	February 27, 2026
Steven Tishman

/s/ KEUN CHANG YOON	Director	February 27, 2026
Keun Chang Yoon